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EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of United Payors & United Providers, Inc. on Form S-8 (File No. 333-48321 and 333-48323) of our report dated February 12, 1999, except for Note 12, as to which the date is February 25, 1999, on our audits of the consolidated financial statements of United Payors & United Providers, Inc. as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which report is included in the United Payors & United Providers, Inc. Annual Report on
Form 10-K.


                                       /s/ PricewaterhouseCoopers LLP
                                       ------------------------------
                                       PricewaterhouseCoopers LLP



Washington, D.C.
March 11, 1999